Exhibit 99.1

CAPITAL ONE FINANCIAL CORPORATION (COF)

FINANCIAL & STATISTICAL SUMMARY REPORTED BASIS

(in millions, except per share data and as noted)	2005 Q2	2005 Q1	2004 Q4	2004 Q3	2004 Q2
Earnings (Reported Basis)
Net Interest Income	$872.5	$860.5	$784.6	$775.4	$711.0
Non-Interest Income	1,582.0	1,516.0	1,521.5 (1)	1,539.4 (1)	1,396.1

Total Revenue(2)	2,454.5	2,376.5	2,306.1	2,314.8	2,107.1
Provision for Loan Losses	291.6	259.6	467.1	267.8	242.3
Marketing Expenses	277.0	311.8	511.1	317.7	253.8
Operating Expenses(3)	1,058.6	1,016.1	1,045.4	994.3	975.0

Income Before Taxes	827.3	789.0	282.5	735.0	636.0
Tax Rate	35.8%	35.8%	30.9%	33.3%	36.0%
Net Income	$531.1	$506.6	$195.1	$490.2	$407.4

Common Share Statistics
Basic EPS	$2.10	$2.08	$0.82	$2.07	$1.74
Diluted EPS	$2.03	$1.99	$0.77	$1.97	$1.65
Dividends Per Share	$0.03	$0.03	$0.03	$0.03	$0.03
Book Value Per Share (period end)	$39.51	$35.62	$33.99	$32.67	$29.90
Stock Price Per Share (period end)	$80.01	$74.77	$84.21	$73.90	$68.38
Total Market Capitalization (period end)	$21,082.6	$18,849.5	$20,783.0	$17,936.8	$16,514.5
Shares Outstanding (period end)	263.5	252.1	246.8	242.7	241.5
Shares Used to Compute Basic EPS	252.6	244.0	239.2	236.4	234.7
Shares Used to Compute Diluted EPS	261.7	255.2	253.0	249.0	247.6

Reported Balance Sheet Statistics (period avg.)
Average Loans	$38,237	$38,204	$36,096	$34,772	$33,290
Average Earning Assets	$51,694	$50,898	$49,500	$47,267	$45,705
Average Assets	$56,963	$56,288	$53,339	$51,496	$50,020
Average Equity	$8,925	$8,568	$8,221	$7,561	$6,943
Return on Average Assets (ROA)	3.73%	3.60%	1.46%	3.81%	3.26%
Return on Average Equity (ROE)	23.80%	23.65%	9.49%	25.93%	23.47%

Reported Balance Sheet Statistics (period end)
Loans	$38,611	$37,959	$38,216	$35,161	$34,551
Total Assets	$56,996	$55,632	$53,747	$51,960	$50,070
Capital(4)	$10,511	$9,839	$9,231	$8,769	$8,057
Loan growth	$652	$(257)	$3,055	$610	$1,379
% Loan Growth Q Over Q (annualized)	7%	(3)%	35%	7%	17%
% Loan Growth Y Over Y	12%	14%	16%	15%	29%
Capital to Assets Ratio	18.44%	17.69%	17.17%	16.88%	16.09%
Capital plus Allowance to Assets Ratio	20.91%	20.27%	19.98%	19.56%	18.94%

Revenue & Expense Statistics (Reported)
Net Interest Income Growth (annualized)	6%	39%	5%	36%	(11)%
Non Interest Income Growth (annualized)	17%	(1)%	(5)%	41%	(13)%
Revenue Growth (annualized)	13%	12%	(2)%	39%	(13)%
Net Interest Margin	6.75%	6.76%	6.34%	6.56%	6.22%
Revenue Margin	18.99%	18.68%	18.64%	19.59%	18.44%
Risk Adjusted Margin(5)	16.49%	16.08%	15.85%	17.07%	15.73%
Operating Expense as a % of Revenues	43.13%	42.76%	45.33%	42.95%	46.27%
Operating Expense as a % of Avg Loans (annualized)	11.07%	10.64%	11.58%	11.44%	11.72%

Asset Quality Statistics (Reported)
Allowance	$1,405	$1,440	$1,505	$1,395	$1,425
30+ Day Delinquencies	$1,400	$1,319	$1,472	$1,407	$1,351
Net Charge-Offs	$324	$330	$345	$298	$310
Allowance as a % of Reported Loans	3.64%	3.79%	3.94%	3.97%	4.12%
Delinquency Rate (30+ days)	3.62%	3.47%	3.85%	4.00%	3.91%
Net Charge-Off Rate	3.39%	3.46%	3.82%	3.43%	3.72%

(1)	Includes a $41.1 million gain resulting from the sale of the French loan portfolio in Q4 2004 and a $31.5 million gain resulting from the sale of a joint venture investment in South Africa in Q3 2004.
(2)	In accordance with the Company’s finance charge and fee revenue recognition policy, the amounts billed to customers but not recognized as revenue were as follows: Q2 2005 - $259.8, Q1 2005 - $243.9, Q4 2004 - $276.8, Q3 2004 - $269.7, and Q2 2004 - $263.5 million.
(3)	Includes employee termination benefits and charges for facility consolidation related to corporate-wide cost reduction initiatives of $26.0 million, $23.7 million, $42.1 million, $26.7 million and $56.0 million for Q2 2005, Q1 2005, Q4 2004, Q3 2004 and Q2 2004, respectively. In addition, Q1 2005 includes an $18.8 million reversal of a previously recognized impairment related to the sale of the Tampa, FL facility and Q3 2004 had charges of $20.6 million related to a change in the fixed asset capitalization thresholds and $15.8 million related to impairment of internally developed software.
(4)	Includes preferred interests for all periods presented and mandatory convertible securities for all periods prior to Q2 2005.
(5)	Risk adjusted margin is total revenue less net charge-offs as a percentage of average earning assets.

CAPITAL ONE FINANCIAL CORPORATION (COF)

FINANCIAL & STATISTICAL SUMMARY MANAGED BASIS(1)

(in millions)	2005 Q2	2005 Q1	2004 Q4	2004 Q3	2004 Q2
Earnings (Managed Basis)
Net Interest Income	$1,830.3	$1,818.8	$1,701.8	$1,670.4	$1,585.4
Non-Interest Income	1,144.8	1,071.4	1,099.0 (2)	1,099.8 (2)	1,011.3

Total Revenue(3)	2,975.1	2,890.2	2,800.8	2,770.2	2,596.7
Provision for Loan Losses	812.2	773.3	961.8	723.2	731.9
Marketing Expenses	277.0	311.8	511.1	317.7	253.8
Operating Expenses(4)	1,058.6	1,016.1	1,045.4	994.3	975.0

Income Before Taxes	827.3	789.0	282.5	735.0	636.0
Tax Rate	35.8%	35.8%	30.9%	33.3%	36.0%
Net Income	$531.1	$506.6	$195.1	$490.2	$407.4

Managed Balance Sheet Statistics (period avg.)
Average Loans	$82,472	$81,652	$76,930	$74,398	$72,327
Average Earning Assets	$94,075	$92,477	$88,461	$85,045	$82,905
Average Assets	$100,640	$99,283	$93,574	$90,543	$88,473
Return on Average Assets (ROA)	2.11%	2.04%	0.83%	2.17%	1.84%

Managed Balance Sheet Statistics (period end)
Loans	$82,951	$81,592	$79,861	$75,457	$73,367
Total Assets	$100,757	$98,724	$94,792	$91,665	$88,317
Loan Growth	$1,359	$1,731	$4,404	$2,090	$1,550
% Loan Growth Q over Q (annualized)	7%	9%	23%	11%	9%
% Loan Growth Y over Y	13%	14%	12%	12%	21%
Capital to Assets Ratio	10.43%	9.97%	9.74%	9.57%	9.12%
Capital plus Allowance to Assets Ratio	11.83%	11.42%	11.33%	11.09%	10.74%
Number of Accounts (000’s)	48,861	49,062	48,573	47,224	46,591
% Off-Balance Sheet Securitizations	53%	53%	52%	53%	53%
% at Introductory Rate	6%	6%	7%	6%	6%

Revenue & Expense Statistics (Managed)
Net Interest Income Growth (annualized)	3%	28%	8%	21%	(22)%
Non Interest Income Growth (annualized)	27%	(10)%	0%	35%	(1)%
Revenue Growth (annualized)	12%	13%	4%	27%	(14)%
Net Interest Margin	7.78%	7.87%	7.70%	7.86%	7.65%
Revenue Margin	12.65%	12.50%	12.66%	13.03%	12.53%
Risk Adjusted Margin(5)	9.06%	8.85%	8.87%	9.48%	8.67%
Operating Expense as a % of Revenues	35.58%	35.16%	37.33%	35.89%	37.55%
Operating Expense as a % of Avg Loans (annualized)	5.13%	4.98%	5.44%	5.35%	5.39%

Asset Quality Statistics (Managed)
30+ Day Delinquencies	$2,893	$2,812	$3,054	$2,944	$2,756
Net Charge-Offs	$845	$844	$840	$754	$800
Delinquency Rate (30+ days)	3.49%	3.45%	3.82%	3.90%	3.76%
Net Charge-Off Rate	4.10%	4.13%	4.37%	4.05%	4.42%

(1)	The information in this statistical summary reflects the adjustment to add back the effect of securitization transactions qualifying as sales under generally accepted accounting principles. See accompanying schedule - “Reconciliation to GAAP Financial Measures”.
(2)	Includes a $41.1 million gain resulting from the sale of the French loan portfolio in Q4 2004 and a $31.5 million gain resulting from the sale of a joint venture investment in South Africa in Q3 2004.
(3)	In accordance with the Company’s finance charge and fee revenue recognition policy, the amounts billed to customers but not recognized as revenue were as follows: Q2 2005 - $259.8, Q1 2005 - $243.9, Q4 2004 - $276.8, Q3 2004 - $269.7, and Q2 2004 - $263.5 million.
(4)	Includes employee termination benefits and charges for facility consolidation related to corporate-wide cost reduction initiatives of $26.0 million, $23.7 million, $42.1 million, $26.7 million and $56.0 million for Q2 2005, Q1 2005, Q4 2004, Q3 2004 and Q2 2004, respectively. In addition, Q1 2005 includes an $18.8 million reversal of a previously recognized impairment related to the sale of the Tampa, FL facility and Q3 2004 had charges of $20.6 million related to a change in the fixed asset capitalization thresholds and $15.8 million related to impairment of internally developed software.
(5)	Risk adjusted margin is total revenue less net charge-offs as a percentage of average earning assets.

CAPITAL ONE FINANCIAL CORPORATION (COF)

SEGMENT FINANCIAL & STATISTICAL SUMMARY - MANAGED BASIS(1)

(in thousands)	2005 Q2	2005 Q1	2004 Q4	2004 Q3	2004 Q2
Segment Statistics
US Card:
Net interest income	$1,151,692	$1,250,638	$1,158,773	$1,172,447	$1,124,099
Non-interest income	846,720	779,415	823,012	811,465	816,034
Provision for loan losses	539,211	489,036	649,862	503,179	519,569
Non-interest expenses	794,012	836,142	1,016,384	833,183	820,424
Income tax provision (benefit)	232,816	246,706	113,594	233,118	216,051

Net income (loss)	$432,373	$458,169	$201,945	$414,432	$384,089

Loans receivable	$46,408,912	$46,629,763	$48,609,571	$46,081,967	$45,247,444
Net charge-off rate	4.90%	4.73%	4.93%	4.68%	5.19%
Delinquency Rate (30+ days)	3.60%	3.66%	3.97%	4.14%	3.95%

Auto Finance:
Net interest income	$285,744	$249,507	$207,379	$205,385	$195,974
Non-interest income	6,964	11,339	13,690	20,926	22,666
Provision for loan losses	20,330	92,313	88,408	56,483	54,908
Non-interest expenses	124,584	113,765	93,482	83,401	81,345
Income tax provision (benefit)	51,728	19,169	14,104	31,114	29,659

Net income (loss)	$96,066	$35,599	$25,075	$55,313	$52,728

Loans receivable	$14,520,216	$13,292,953	$9,997,497	$9,734,254	$9,383,432
Net charge-off rate	1.74%	2.89%	3.87%	2.63%	2.53%
Delinquency Rate (30+ days)	4.09%	3.51%	5.50%	5.54%	5.59%

Global Financial Services:
Net interest income	$411,825	$412,733	$390,262	$361,165	$338,192
Non-interest income	265,499	233,841	240,781	240,597	185,488
Provision for loan losses	256,766	188,316	220,253	150,921	159,001
Non-interest expenses	378,278	351,476	368,020	322,552	295,117
Income tax provision (benefit)	15,621	36,309	13,561	41,445	23,471

Net income (loss)	$26,659	$70,473	$29,209	$86,844	$46,091

Loans receivable	$22,053,145	$21,683,102	$21,240,325	$19,614,693	$18,722,812
Net charge-off rate	3.89%	3.55%	3.30%	3.26%	3.43%
Delinquency Rate (30+ days)	2.93%	3.04%	2.81%	2.65%	2.50%

Other:
Net interest income	$(18,959)	$(94,118)	$(54,587)	$(68,630)	$(72,795)
Non-interest income	25,577	46,806	21,496	26,785	(12,890)
Provision for loan losses	(4,144)	3,627	3,277	12,593	(1,535)
Non-interest expenses	38,743	26,449	78,641	72,848	31,926
Income tax provision (benefit)	(4,001)	(19,709)	(53,908)	(60,858)	(40,555)

Net income (loss)	$(23,980)	$(57,679)	$(61,101)	$(66,428)	$(75,521)

Loans receivable	$(30,921)	$(13,826)	$13,906	$25,917	$13,664

Total:
Net interest income	$1,830,302	$1,818,760	$1,701,827	$1,670,367	$1,585,470
Non-interest income	1,144,760	1,071,401	1,098,979	1,099,773	1,011,298
Provision for loan losses	812,163	773,292	961,800	723,176	731,943
Non-interest expenses	1,335,617	1,327,832	1,556,527	1,311,984	1,228,812
Income tax provision (benefit)	296,164	282,475	87,351	244,819	228,626

Net income (loss)	$531,118	$506,562	$195,128	$490,161	$407,387

Loans receivable	$82,951,352	$81,591,992	$79,861,299	$75,456,831	$73,367,352
Net charge-off rate	4.10%	4.13%	4.37%	4.05%	4.42%
Delinquency Rate (30+ days)	3.49%	3.45%	3.82%	3.90%	3.76%

(1)	The information in this statistical summary reflects the adjustment to add back the effect of securitization transactions qualifying as sales under generally accepted accounting principles. See accompanying schedule - “Reconciliation to GAAP Financial Measures”.

CAPITAL ONE FINANCIAL CORPORATION

Reconciliation to GAAP Financial Measures

For the Three Months Ended June 30, 2005

(dollars in thousands)(unaudited)

The Company’s consolidated financial statements prepared in accordance with generally accepted accounting principles (“GAAP”) are referred to as its “reported” financial statements. Loans included in securitization transactions which qualified as sales under GAAP have been removed from the Company’s “reported” balance sheet. However, servicing fees, finance charges, and other fees, net of charge-offs, and interest paid to investors of securitizations are recognized as servicing and securitizations income on the “reported” income statement.

The Company’s “managed” consolidated financial statements reflect adjustments made related to effects of securitization transactions qualifying as sales under GAAP. The Company generates earnings from its “managed” loan portfolio which includes both the on-balance sheet loans and off-balance sheet loans. The Company’s “managed” income statement takes the components of the servicing and securitizations income generated from the securitized portfolio and distributes the revenue and expense to appropriate income statement line items from which it originated. For this reason the Company believes the “managed” consolidated financial statements and related managed metrics to be useful to stakeholders.

	Total Reported	Adjustments(1)	Total Managed(2)
Income Statement Measures
Net interest income	$872,503	$957,799	$1,830,302
Non-interest income	$1,581,996	$(437,236)	$1,144,760
Total revenue	$2,454,499	$520,563	$2,975,062
Provision for loan losses	$291,600	$520,563	$812,163
Net charge-offs	$324,047	$520,563	$844,610

Balance Sheet Measures
Consumer loans	$38,610,787	$44,340,565	$82,951,352
Total assets	$56,995,967	$43,761,307	$100,757,274
Average consumer loans	$38,237,463	$44,234,365	$82,471,828
Average earning assets	$51,693,930	$42,380,839	$94,074,769
Average total assets	$56,962,652	$43,677,152	$100,639,804
Delinquencies	$1,399,552	$1,493,307	$2,892,859

(1)	Includes adjustments made related to the effects of securitization transactions qualifying as sales under GAAP and adjustments made to reclassify to “managed” loans outstanding the collectible portion of billed finance charge and fee income on the investors’ interest in securitized loans excluded from loans outstanding on the “reported” balance sheet in accordance with Financial Accounting Standards Board Staff Position, “Accounting for Accrued Interest Receivable Related to Securitized and Sold Receivables under FASB Statement 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”, issued April 2003.
(2)	The Managed loan portfolio does not include auto loans which have been sold in whole loan sale transactions where the Company has retained servicing rights.

CAPITAL ONE FINANCIAL CORPORATION

Consolidated Balance Sheets

(in thousands)(unaudited)

	June 30 2005	March 31 2005	June 30 2004
Assets:
Cash and due from banks	$581,267	$761,234	$346,978
Federal funds sold and resale agreements	1,283,015	12,283	1,082,939
Interest-bearing deposits at other banks	721,806	446,793	290,242

Cash and cash equivalents	2,586,088	1,220,310	1,720,159
Securities available for sale	9,522,515	9,460,688	8,946,836
Consumer loans	38,610,787	37,959,203	34,551,343
Less: Allowance for loan losses	(1,405,000)	(1,440,000)	(1,425,000)

Net loans	37,205,787	36,519,203	33,126,343
Accounts receivable from securitizations	4,890,933	5,605,009	3,972,754
Premises and equipment, net	782,372	806,411	868,203
Interest receivable	274,547	259,350	234,348
Goodwill	739,889	747,756	352,157
Other	993,836	1,012,839	848,861

Total assets	$56,995,967	$55,631,566	$50,069,661

Liabilities:
Interest-bearing deposits	$26,521,031	$25,854,025	$24,178,756
Senior and subordinated notes	6,692,311	6,876,432	7,727,810
Other borrowings	9,692,941	10,243,235	7,885,340
Interest payable	252,677	242,464	256,293
Other	3,425,226	3,435,680	2,800,405

Total liabilities	46,584,186	46,651,836	42,848,604

Stockholders’ Equity:
Common stock	2,650	2,536	2,428
Paid-in capital, net	3,783,074	2,878,237	2,348,401
Retained earnings and cumulative other comprehensive income	6,695,753	6,166,070	4,919,656
Less: Treasury stock, at cost	(69,696)	(67,113)	(49,428)

Total stockholders’ equity	10,411,781	8,979,730	7,221,057

Total liabilities and stockholders’ equity	$56,995,967	$55,631,566	$50,069,661

CAPITAL ONE FINANCIAL CORPORATION

Consolidated Statements of Income

(in thousands, except per share data)(unaudited)

	Three Months Ended			Six Months Ended
	June 30 2005	March 31 2005	June 30 2004	June 30 2005	June 30 2004
Interest Income:
Consumer loans, including past-due fees	$1,190,098	$1,184,036	$1,019,076	$2,374,134	$2,054,093
Securities available for sale	91,245	90,164	76,081	181,409	139,797
Other	70,557	62,068	56,789	132,625	122,787

Total interest income	1,351,900	1,336,268	1,151,946	2,688,168	2,316,677

Interest Expense:
Deposits	279,438	264,025	244,978	543,463	484,490
Senior and subordinated notes	104,593	114,480	124,809	219,073	249,227
Other borrowings	95,366	97,242	71,142	192,608	139,921

Total interest expense	479,397	475,747	440,929	955,144	873,638

Net interest income	872,503	860,521	711,017	1,733,024	1,443,039
Provision for loan losses	291,600	259,631	242,256	551,231	485,924

Net interest income after provision for loan losses	580,903	600,890	468,761	1,181,793	957,115

Non-Interest Income:
Servicing and securitizations	1,024,629	951,602	868,041	1,976,231	1,785,710
Service charges and other customer-related fees	360,410	401,186	368,469	761,596	722,962
Interchange	132,068	123,440	117,329	255,508	222,924
Other	64,889	39,751	42,225	104,640	107,602

Total non-interest income	1,581,996	1,515,979	1,396,064	3,097,975	2,839,198

Non-Interest Expense:
Salaries and associate benefits	442,101	433,501	419,695	875,602	844,087
Marketing	277,034	311,759	253,838	588,793	508,985
Communications and data processing	138,916	142,819	108,191	281,735	225,297
Supplies and equipment	83,661	86,446	74,582	170,107	162,903
Occupancy	40,209	17,901	70,494	58,110	109,213
Other	353,696	335,406	302,012	689,102	603,223

Total non-interest expense	1,335,617	1,327,832	1,228,812	2,663,449	2,453,708

Income before income taxes	827,282	789,037	636,013	1,616,319	1,342,605
Income taxes	296,164	282,475	228,626	578,639	484,412

Net income	$531,118	$506,562	$407,387	$1,037,680	$858,193

Basic earnings per share	$2.10	$2.08	$1.74	$4.18	$3.68

Diluted earnings per share	$2.03	$1.99	$1.65	$4.02	$3.48

Dividends paid per share	$0.03	$0.03	$0.03	$0.05	$0.05

CAPITAL ONE FINANCIAL CORPORATION

Statements of Average Balances, Income and Expense, Yields and Rates

(dollars in thousands)(unaudited)

Reported	Quarter Ended 6/30/05			Quarter Ended 3/31/05			Quarter Ended 6/30/04
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Earning assets:
Consumer loans	$38,237,463	$1,190,098	12.45%	$38,203,914	$1,184,036	12.40%	$33,290,487	$1,019,076	12.24%
Securities available for sale	9,592,645	91,245	3.80%	9,654,437	90,164	3.74%	9,291,237	76,081	3.28%
Other	3,863,822	70,557	7.30%	3,039,304	62,068	8.17%	3,123,672	56,789	7.27%

Total earning assets	$51,693,930	$1,351,900	10.46%	$50,897,655	$1,336,268	10.50%	$45,705,396	$1,151,946	10.08%

Interest-bearing liabilities:
Deposits	$26,391,233	$279,438	4.24%	$25,654,741	$264,025	4.12%	$23,948,154	$244,978	4.09%
Senior and subordinated notes	6,987,888	104,593	5.99%	6,908,505	114,480	6.63%	7,380,437	124,809	6.76%
Other borrowings	10,838,955	95,366	3.52%	10,698,085	97,242	3.64%	8,488,027	71,142	3.35%

Total interest-bearing liabilities	$44,218,076	$479,397	4.34%	$43,261,331	$475,747	4.40%	$39,816,618	$440,929	4.43%

Net interest spread			6.12%			6.10%			5.65%

Interest income to average earning assets			10.46%			10.50%			10.08%
Interest expense to average earning assets			3.71%			3.74%			3.86%

Net interest margin			6.75%			6.76%			6.22%

CAPITAL ONE FINANCIAL CORPORATION

Statements of Average Balances, Income and Expense, Yields and Rates

(dollars in thousands)(unaudited)

Managed (1)	Quarter Ended 6/30/05			Quarter Ended 3/31/05			Quarter Ended 6/30/04
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Earning assets:
Consumer loans	$82,471,828	$2,652,370	12.86%	$81,652,485	$2,631,751	12.89%	$72,327,220	$2,314,957	12.80%
Securities available for sale	9,592,645	91,245	3.80%	9,654,437	90,164	3.74%	9,291,237	76,081	3.28%
Other	2,010,296	22,503	4.48%	1,170,566	17,672	6.04%	1,286,629	9,517	2.96%

Total earning assets	$94,074,769	$2,766,118	11.76%	$92,477,488	$2,739,587	11.85%	$82,905,086	$2,400,555	11.58%

Interest-bearing liabilities:
Deposits	$26,391,233	$279,438	4.24%	$25,654,741	$264,025	4.12%	$23,948,154	$244,978	4.09%
Senior and subordinated notes	6,987,888	104,593	5.99%	6,908,505	114,480	6.63%	7,380,437	124,809	6.76%
Other borrowings	10,838,955	95,366	3.52%	10,698,085	97,242	3.64%	8,488,027	71,142	3.35%
Securitization liability	43,810,547	456,419	4.17%	43,215,671	445,080	4.12%	38,514,533	374,156	3.89%

Total interest-bearing liabilities	$88,028,623	$935,816	4.25%	$86,477,002	$920,827	4.26%	$78,331,151	$815,085	4.16%

Net interest spread			7.51%			7.59%			7.42%

Interest income to average earning assets			11.76%			11.85%			11.58%
Interest expense to average earning assets			3.98%			3.98%			3.93%

Net interest margin			7.78%			7.87%			7.65%

(1)	The information in this table reflects the adjustment to add back the effect of securitized loans.

News Release

[GRAPHIC]

1680 Capital One Drive McLean, VA 22102-3491

FOR IMMEDIATE RELEASE: July 20, 2005

Contacts:	Investor Relations	Media Relations
	Mike Rowen	Tatiana Stead	Julie Rakes
	703-720-2455	703-720-2352	804-284-5800

Capital One Reports Second Quarter Earnings

Company reaffirms loan growth, return on assets, and EPS guidance for 2005

McLean, Va. (July 20, 2005) – Capital One Financial Corporation (NYSE: COF) today announced that its earnings for the second quarter of 2005 were $531.1 million, or $2.03 per share (diluted), compared with $407.4 million, or $1.65 per share (diluted), for the second quarter of 2004, and $506.6 million, or $1.99 per share (diluted), for the first quarter of 2005.

“Capital One’s second quarter results demonstrate the continued strength of our diversified consumer financial services company,” said Richard D. Fairbank, Capital One’s Chairman and Chief Executive Officer. “The company delivered solid credit quality, loan growth, and profitability while planning for the acquisition of Hibernia and integrating our new auto and home loan businesses.”

Capital One expects the acquisition of Hibernia Corporation to close on September 1, 2005, subject to approval by Hibernia’s shareholders, the receipt of all necessary regulatory approvals and expiration of all regulatory waiting periods prior to that date.

Managed loans grew to $83.0 billion as of June 30, 2005, up $1.4 billion, or 7 percent annualized, from the previous quarter, and up $9.6 billion, or 13 percent, from the second quarter of 2004. The company continues to expect that managed loans will grow at a rate of between 12 and 15 percent during 2005, excluding the impact of the Hibernia transaction. Additionally, the company expects its US Card loan growth rate to be in the low single digits, and its Auto Finance and Global Financial Services businesses to grow at a faster rate than US Card.

The managed charge-off rate decreased to 4.10 percent in the second quarter of 2005 from 4.13 percent in the previous quarter, and from 4.42 percent in the second quarter of 2004. The company continues to expect its quarterly managed net charge-off rate to stay below 4.25 percent in 2005, with seasonal variations and excluding the impact of the Hibernia transaction. The company decreased its allowance for loan losses in the second quarter of 2005 by $35.0 million. The reduction was driven largely by continued loan diversification in our reported balance sheet and credit

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Capital One Reports Second Quarter Earnings

performance in our auto business. The company continues to expect a net increase in its allowance for loan losses in the full year 2005, inclusive of reductions taken in the first half of 2005 and excluding the impact of the Hibernia transaction.

The managed delinquency rate (30+ days) increased to 3.49 percent as of June 30, 2005 from 3.45 percent as of the end of the previous quarter. The managed delinquency rate as of June 30, 2004 was 3.76 percent. Capital One’s managed revenue margin increased to 12.65 percent in the second quarter of 2005 from 12.50 percent in the previous quarter, and 12.53 percent in the second quarter of 2004. The company continues to expect a modest decline in managed revenue margin over time due to its diversification and bias towards lower loss assets.

“The company remains on track to deliver diluted earnings of between $6.60 and $7.00 per share in 2005, including the expected impact of completing the acquisition of Hibernia,” said Gary L. Perlin, Capital One’s Chief Financial Officer. “This guidance reflects the normal seasonality in loan growth and credit performance, which causes earnings in the second half of the year to be lower than those reported in the first half.”

Marketing expenses for the second quarter of 2005 were $277.0 million, down $34.8 million from the $311.8 million spent in the first quarter of 2005. Marketing expenses were $253.8 million in the comparable quarter of the prior year. The company expects annual marketing spend for 2005 to be approximately $1.4 billion, excluding the impact of the Hibernia transaction.

Annualized operating expenses as a percentage of average managed loans increased to 5.13 percent in the second quarter of 2005, up from 4.98 percent in the previous quarter and down from 5.39 percent in the second quarter of 2004. Included in operating expenses were charges for a combination of employee termination benefits and continued facility consolidations totaling $26.0 million for the second quarter of 2005, $4.9 million for the first quarter of 2005 and $56.0 million for the second quarter of 2004. The company expects about $20 million in additional restructuring charges in 2005 related to programs initiated in 2004.

The company continues to expect a return on managed assets of between 1.7 and 1.8 percent in 2005, with some quarterly variability, excluding the impact of the Hibernia transaction.

The company generates earnings from its managed loan portfolio, which includes both on-balance sheet loans and securitized (off-balance sheet) loans. For this reason, the company believes managed financial measures to be useful to stakeholders. In compliance with Regulation G of the Securities and Exchange Commission, the company is providing a numerical reconciliation of managed

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Capital One Reports Second Quarter Earnings

financial measures to comparable measures calculated on a reported basis using generally accepted accounting principles (GAAP). Please see the schedule titled “Reconciliation to GAAP Financial Measures” attached to this release for more information.

The company cautions that its current expectations in this release, in the presentation slides available on the company’s website and on its Form 8-K dated July 20, 2005 for 2005 earnings, charge-off rates, revenue margins, return on assets, allowance for loan losses, loan growth rates, marketing, the composition of loan growth, restructuring charges, the benefits of the business combination transaction involving Capital One and Hibernia, including future financial and operating results, and the new company’s plans, objectives, expectations and intentions are forward-looking statements and actual results could differ materially from current expectations due to a number of factors, including: continued intense competition from numerous providers of products and services which compete with our businesses; changes in our aggregate accounts and balances, and the growth rate and composition thereof; the company’s ability to continue to diversify its assets; the company’s ability to access the capital markets at attractive rates and terms to fund its operations and future growth; changes in the reputation of the credit card industry and/or the company with respect to practices or products; the success of the company’s marketing efforts; the company’s ability to execute on its strategic and operating plans; and general economic conditions affecting interest rates and consumer income and spending, which may affect consumer bankruptcies, defaults, and charge-offs; the ability to obtain regulatory approvals of the proposed Capital One – Hibernia transaction on the proposed terms and schedule; the failure of Hibernia stockholders to approve the transaction; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; and disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers.

A discussion of these and other factors can be found in Capital One’s annual report and other reports filed with the Securities and Exchange Commission, including, but not limited to, Capital One’s report on Form 10-K for the fiscal year ended December 31, 2004.

Additional Information About the Hibernia Transaction

Hibernia shareholders are urged to read the definitive proxy statement/prospectus regarding the proposed merger of Capital One Financial Corp. (“Capital One”) and Hibernia Corporation (“Hibernia”), which was first mailed to Hibernia shareholders on or about June 20, 2005 because it

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Capital One Reports Second Quarter Earnings

contains important information. You may obtain a free copy of the definitive proxystatement/prospectus and other related documents filed by Capital One and Hibernia with the Securities and Exchange Commission (“SEC”) at the SEC’s website at www.sec.gov. The definitive proxy statement/prospectus and the other documents may also be obtained for free by accessing Capital One’s website at www.capitalone.com under the tab “Investors” and then under the heading “SEC & Regulatory Filings” or by accessing Hibernia’s website at www.hibernia.com under the tab “About Hibernia” and then under the heading “Investor Relations—SEC Filings.”

Capital One, Hibernia and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from Hibernia stockholders in favor of the merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Hibernia stockholders in connection with the proposed merger is set forth in the definitive proxy statement/prospectus filed with the SEC. You can find information about Capital One’s executive officers and directors in its definitive proxy statement filed with the SEC on March 21, 2005. You can find information about Hibernia’s executive officers and directors in its definitive proxy statement filed with the SEC on March 15, 2005. You can obtain free copies of these documents from Capital One and Hibernia using the contact information above.

About Capital One

Headquartered in McLean, Virginia, Capital One Financial Corporation (www.capitalone.com) is a bank holding company whose principal subsidiaries, Capital One Bank, Capital One, F.S.B. and Capital One Auto Finance, Inc. offer a variety of consumer lending products. Capital One’s subsidiaries collectively had 48.9 million accounts and $83.0 billion in managed loans outstanding as of June 30, 2005. Capital One is a Fortune 500 company and, through its subsidiaries, is one of the largest providers of MasterCard and Visa credit cards in the world. Capital One trades on the New York Stock Exchange under the symbol “COF” and is included in the S&P 500 index.

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NOTE: Second quarter 2005 financial results, SEC Filings, and second quarter earnings conference call slides are accessible on Capital One’s home page (www.capitalone.com). Choose “Investors” on the bottom right corner of the home page to view and download the earnings press release, slides, and other financial information. Additionally, a webcast of today’s 5:00 pm (EST) earnings conference call is accessible through the same link.